Exhibit 10.1
AMENDMENT NO. 1 TO WARRANT AGREEMENT
     This Amendment No. 1 to Warrant Agreement (the “Amendment”) is entered into this ___ day of March, 2007, by and between CytoCore, Inc., a Delaware corporation (the “Company”) and the undersigned (the “Holder”), with respect to that certain warrant granted to the Holder by the Company attached hereto as Attachment 1 (the “Warrant”), pursuant to which the Holder was granted the right to purchase                                          shares of the common stock, $.001 par value, of the Company (the “Common Stock”) upon the terms and subject to the conditions set forth in the Warrant.
     WHEREAS, the Company may not have available for issuance, upon exercise of the Warrant in accordance with its terms, sufficient shares of its Common Stock; and
     WHEREAS, the Holder is willing to agree to and abide by certain restrictions on exercise of the Warrant as set forth in this Amendment.
     NOW, THEREFORE, the Company and the Holder hereby agree as follows.
     1. Exercise Restriction. The Holder hereby agrees, acknowledges and confirms that the Holder may not exercise the Warrant, and may not purchase any shares of Common Stock upon exercise thereof, unless and until the stockholders of the Company, at a duly and properly called meeting of stockholders or by written consent in lieu of a meeting, approve either an increase in the number of authorized shares of Common Stock of the Company by at least 50 million shares or a reverse stock split of the Common Stock of the Company at a ratio of at least 1 for every 2 outstanding shares (the “Approval”). The foregoing restriction shall supersede any provisions in the Warrant regarding the exercisability of such Warrant, and such restriction shall not terminate, lapse or expire unless and until either the Approval is obtained, or the Company and the Holder mutually agree in writing to the termination, lapse or expiration of such restriction.
     2. Miscellaneous. Except as otherwise specifically set forth herein, the parties hereto hereby ratify and affirm all of the terms and provisions of the Warrant, which shall remain in full force and effect. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the date set forth above.

CYTOCORE, INC.,
a Delaware corporation

By:
Name:
Title:

HOLDER:

If an entity:

By:
Name:
Title:

If an individual:

Name:
Address:

Attachment 1
Warrant Agreement